Exhibit 23.3
Consent of Independent Registered Public Accounting Firms
We consent to the incorporation by reference in the Amendment No. 1 to Form F-4 Registration Statement and related Prospectus of The Toronto-Dominion Bank for the registration of 88,236,104 shares of its common stock, of our report dated November 22, 2005 to the directors of The Toronto-Dominion Bank on the Consolidated Statements of Income, Changes in Shareholders’ Equity, Comprehensive Income and Cash Flows for the year ended October 31, 2005 included in its Annual Report (Form 40-F) for the year ended October 31, 2007 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement and related prospectus referred to above.

/s/ Ernst & Young LLP	/s/ PricewaterhouseCoopers LLP

Ernst & Young LLP	PricewaterhouseCoopers LLP
Chartered Accountants	Chartered Accountants
Licensed Public Accountants	Licensed Public Accountants

Toronto, Canada	Toronto, Canada
December 28, 2007	December 28, 2007